Exhibit 5.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated November 28, 2022, relating to the consolidated financial statements of Shaw Communications Inc. as of and for the two years ended August 31, 2022 and 2021 incorporated by reference in Amendment No. 1 to the Registration Statement on Form F-10 and to the reference to our firm under the caption “Experts” in the related prospectus.

/s/ Ernst & Young LLP

Chartered Professional Accountants

Calgary, Canada

June 20, 2023

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